Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-85657) pertaining to the Moog Inc. Retirement Savings Plan, formerly known as the Moog Inc. Savings and Stock Ownership Plan,

(2) Registration Statement (Form S-8 No. 333-206091) pertaining to the Moog Inc. 2014 Long Term Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-218546) pertaining to the Moog Inc. Employee Stock Purchase Plan, and

(4) Registration Statement (Form S-8 No. 333-275488) pertaining to the Moog Inc. Retirement Savings Plan,

(5) Registration Statement (Form S-8 No. 333-289272) pertaining to the Moog Inc. 2025 Long Term Incentive Plan;

of our reports dated November 26, 2025, with respect to the consolidated financial statements and schedule of Moog Inc. and the effectiveness of internal control over financial reporting of Moog Inc. included in this Annual Report (Form 10-K) of Moog Inc. for the year ended September 27, 2025.

/s/ Ernst & Young LLP

Buffalo, New York
November 26, 2025